SCHEDULE 14A
(RULE 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
EXCHANGE ACT OF 1934

Filed by the Registrant

Filed by a Party other than the Registrant

Check the appropriate box:

Preliminary Proxy Statement	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
Definitive Proxy Statement
Definitive Additional Materials
Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

IMMERSION CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

No fee required.
Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1.	Title of each class of securities to which transaction applies:

2.	Aggregate number of securities to which transaction applies:

3.	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4.	Proposed maximum aggregate value of transaction:

5.	Total fee paid:

Fee paid previously with preliminary materials:
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April 26, 2002

TO THE STOCKHOLDERS OF IMMERSION CORPORATION

Dear Stockholder:

      You are cordially invited to attend the Annual Meeting of Stockholders (the “Annual Meeting”) of Immersion Corporation (the “Company”), which will be held at the Silicon Valley Convention Center, 2161 North First Street, San Jose, California 95131, on Tuesday, June 4, 2002, at 9:30 a.m.

      Details of the business to be conducted at the Annual Meeting are given in the attached Proxy Statement and Notice of Annual Meeting of Stockholders. In addition to conducting the business affairs of the Company, we will demonstrate several of the leading applications of Immersion’s Haptic technology.

      It is important that your shares be represented and voted at the Annual Meeting. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. Returning the proxy does NOT deprive you of your right to attend the Annual Meeting. If you decide to attend the Annual Meeting and wish to change your proxy vote, you may do so automatically by voting in person at the meeting.

      On behalf of the Board of Directors, I would like to express our appreciation for your continued support for and interest in the affairs of the Company. We look forward to seeing you at the Annual Meeting.

Sincerely,

ROBERT O’MALLEY
Chairman and Chief Executive Officer

PROXY STATEMENT
PURPOSE OF MEETING
VOTING RIGHTS AND SOLICITATION OF PROXIES
PROPOSAL NO. 1 ELECTION OF DIRECTORS
EXECUTIVE COMPENSATION AND RELATED INFORMATION
EMPLOYMENT CONTRACTS AND CHANGE IN CONTROL ARRANGEMENTS
AUDIT COMMITTEE REPORT
RELATIONSHIP WITH INDEPENDENT ACCOUNTANTS
COMPENSATION COMMITTEE REPORT
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
STOCK PERFORMANCE GRAPH
PROPOSAL NO. 2 RATIFICATION OF INDEPENDENT ACCOUNTANTS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
STOCKHOLDER PROPOSALS FOR 2003 ANNUAL MEETING
OTHER MATTERS
APPENDIX A

IMMERSION CORPORATION

801 Fox Lane
San Jose, California 95131

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held June 4, 2002

       The Annual Meeting of Stockholders (the “Annual Meeting”) of Immersion Corporation (the “Company”) will be held at the Silicon Valley Convention Center, 2161 North First Street, San Jose, California 95131, on Tuesday, June 4, 2002, at 9:30 a.m. for the following purposes:

1. To elect two (2) members of the Board of Directors to serve for a three-year term as Class III directors;

2. To ratify the appointment of Deloitte & Touche LLP as the Company’s independent public accountants for the fiscal year ending December 31, 2002; and

3. To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

      The foregoing items of business are more fully described in the attached Proxy Statement.

      Only stockholders of record at the close of business on April 12, 2002 are entitled to notice of, and to vote at, the Annual Meeting and at any adjournments or postponements thereof. A list of such stockholders will be available for inspection at the Company’s headquarters located at 801 Fox Lane, San Jose, California 95131 during ordinary business hours for the ten-day period prior to the Annual Meeting.

BY ORDER OF THE BOARD OF DIRECTORS,

ROBERT O’MALLEY
Chairman and Chief Executive Officer

San Jose, California

April 26, 2002

IMPORTANT

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. YOU MAY REVOKE YOUR PROXY AT ANY TIME PRIOR TO THE ANNUAL MEETING. IF YOU DECIDE TO ATTEND THE ANNUAL MEETING AND WISH TO CHANGE YOUR PROXY VOTE, YOU MAY DO SO AUTOMATICALLY BY VOTING IN PERSON AT THE MEETING.

IMMERSION CORPORATION

801 Fox Lane
San Jose, California 95131

PROXY STATEMENT
FOR ANNUAL MEETING OF STOCKHOLDERS
To Be Held June 4, 2002

       These proxy materials are furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of Immersion Corporation, a Delaware corporation (the “Company”), for the Annual Meeting of Stockholders (the “Annual Meeting”) to be held at the Silicon Valley Convention Center, 2161 North First Street, San Jose, California 95131, on Tuesday, June 4, 2002, at 9:30 a.m., and at any adjournment or postponement of the Annual Meeting. These proxy materials were first mailed to stockholders on or about April 26, 2002.

PURPOSE OF MEETING

      The specific proposals to be considered and acted upon at the Annual Meeting are summarized in the accompanying Notice of Annual Meeting of Stockholders. Each proposal is described in more detail in this Proxy Statement.

VOTING RIGHTS AND SOLICITATION OF PROXIES

      The Company’s Common Stock is the only type of security entitled to vote at the Annual Meeting. On April 12, 2002, the record date for determination of stockholders entitled to vote at the Annual Meeting, there were 19,905,470 shares of Common Stock outstanding. Each stockholder of record on April 12, 2002 is entitled to one vote for each share of Common Stock held by such stockholder on April 12, 2002. Shares of Common Stock may not be voted cumulatively in the election of directors. All votes will be tabulated by the inspector of elections appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions, and broker non-votes.

Quorum Required

      The Company’s bylaws provide that the holders of a majority of the Company’s Common Stock issued and outstanding and entitled to vote at the Annual Meeting, present in person or represented by proxy, shall constitute a quorum for the transaction of business at the Annual Meeting. Abstentions and broker non-votes will be counted as present for the purpose of determining the presence of a quorum.

Votes Required

      Generally, stockholder approval of a matter, other than the election of directors, requires the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote on the matter. Directors are elected by a plurality of the votes of the shares present in person or by proxy and entitled to vote on the election of directors. Shares voted to abstain on a matter will be treated as entitled to vote on the matter and will thus have the same effect as “no” votes. Broker non-votes are not counted as entitled to vote on a matter in determining the number of affirmative votes required for approval of the matter, but are counted as present for quorum purposes. The term “broker non-votes” refers to shares held by a broker in street name, which are present by proxy but are not voted on a matter pursuant to rules prohibiting brokers from voting on non-routine matters without instructions from the beneficial owner of the shares. The election of directors and ratification of the appointment of independent public accountants are generally considered to be routine matters on which brokers may vote without instructions from beneficial owners.

Proxies

      Whether or not you are able to attend the Company’s Annual Meeting, you are urged to complete and return the enclosed proxy, which is solicited by the Company’s Board of Directors and which will be voted as you direct on your proxy when properly completed. In the event no directions are specified, such proxies will be voted as follows: (i) FOR Proposal No. 1, the election of the Board nominees named in this Proxy Statement or otherwise nominated as described in this Proxy Statement; (ii) FOR Proposal No. 2; and (iii) in the discretion of the proxy holders as to other matters that may properly come before the Annual Meeting. You may also revoke or change your proxy at any time before the Annual Meeting. To do this, send a written notice of revocation or another signed proxy with a later date before the beginning of the Annual Meeting to Victor Viegas, President, Chief Operating Officer and Chief Financial Officer of the Company, at the Company’s principal executive offices. You may also automatically revoke your proxy by attending the Annual Meeting and voting in person. All shares represented by a valid proxy received prior to the Annual Meeting will be voted.

Solicitation of Proxies

      The cost of solicitation of proxies will be borne by the Company, and in addition to soliciting stockholders by mail through its regular employees, the Company may request banks, brokers and other custodians, nominees and fiduciaries to solicit their customers who have stock of the Company registered in the names of a nominee and, if so, will reimburse such banks, brokers and other custodians, nominees and fiduciaries for their reasonable out-of-pocket costs. Solicitation by officers and employees of the Company may also be made of some stockholders in person or by mail or telephone following the original solicitation.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

      Pursuant to the Company’s Amended Certificate of Incorporation (the “Certificate of Incorporation”), the Company’s Board is divided into three classes — Class I, II and III directors. Each director is elected for a three-year term of office, with one class of directors being elected at each annual meeting of stockholders. Each director holds office until his successor is elected and qualified or until his earlier death, resignation or removal. In accordance with the Certificate of Incorporation, Class III directors are to be elected at the 2002 Annual Meeting, Class I directors are to be elected at the annual meeting in 2003 and a Class II director is to be elected at the annual meeting in 2004.

      Two Class III directors are to be elected to the Board at the 2002 Annual Meeting, to serve until the annual meeting of stockholders to be held in 2005 and until their successors have been elected and qualified, or until their earlier death, resignation or removal.

Nominees

      The nominees for election as the Class III Directors are John Hodgman and Robert O’Malley. The nominees are presently serving as directors of the Company and Robert O’Malley also serves as the Company’s Chairman of the Board and Chief Executive Officer. Shares represented by all proxies received by the Board and not so marked as to withhold authority to vote for Messrs. Hodgman and O’Malley (by writing Mr. Hodgman’s and/or Mr. O’Malley’s name where indicated on the proxy) will be voted (unless Mr. Hodgman and/or Mr. O’Malley is unable or unwilling to serve) FOR the election of Mr. Hodgman and Mr. O’Malley. The Board knows of no reason why Mr. Hodgman and/or Mr. O’Malley would be unable or unwilling to serve, but if such should be the case, proxies may be voted for the election of another nominee(s) of the Board.

      The information below sets forth the current members of the Board of Directors, including the nominees for Class III Directors:

		Class of
Name	Age	Director	Principal Occupation	Director Since

John Hodgman	47	III	Chief Executive Officer, Chairman, Cygnus	January 31, 2002
Robert O’Malley	56	III	Chairman and Chief Executive Officer, Immersion Corporation	2000
Steven Blank	48	I	Private Investor	1996
Jack Saltich	58	I	President, Chief Executive Officer, Director, Three Five Systems	January 31, 2002
Jonathan Rubinstein	45	II	Senior Vice President of Hardware Engineering, Apple Computer, Inc.	1999

Nominees to Serve as Directors for a Term Expiring at the 2005 Annual Meeting of Stockholders (Class III Directors):

John Hodgman

      Mr. Hodgman has served as a member of the Board since January 31, 2002. Mr. Hodgman is the Chief Executive Officer, President, and Chairman of the Board of Cygnus, Inc., a medical company focused on the development, manufacturing and commercialization of new and improved glucose monitoring devices. He also served as President of Cygnus Diagnostics where he was responsible for the commercialization efforts for the GlucoWatch monitor, which recently received FDA clearance. He joined Cygnus in August 1994 as Vice President, Finance and Chief Financial Officer. Mr. Hodgman holds a B.S. degree from Brigham Young University and an M.B.A. degree from the University of Utah.

Robert O’Malley

      Mr. O’Malley has served as our Chief Executive Officer since October 2000 and as our President from October 2000 until February 2002. From June 1999 to July 2000, he served as President of Intermec Technologies Corporation, a supply chain management company, a subsidiary of Unova, Inc, an industrial technologies company. From May 1995 to May 1999, Mr. O’Malley held several executive positions at MicroAge, an information technologies company, and its wholly owned subsidiary Pinacor, a distributor of computer product solutions. From 1976 to 1995, Mr. O’Malley held a variety of management positions at IBM, an information systems company, including General Manager of desktop systems from September 1994 to February 1995. Mr. O’Malley holds a B.S. degree in aeronautical engineering from the University of Minnesota, and an M.B.A. from Arizona State University. Mr. O’Malley is a board member of the University of North Dakota Aerospace Foundation.

Directors Serving for a Term Expiring at the 2003 Annual Meeting of Stockholders (Class I Directors):

Steven Blank

      Mr. Blank has served as a member of the Board since October 1996. From November 1996, until August 1999, Mr. Blank served as Executive Vice President of Marketing for E.piphany, an enterprise software company that Mr. Blank co-founded. From February 1993 to October 1996, Mr. Blank served as chief executive officer of Rocket Science Games, a video game software company. From February 1990 to January 1993, Mr. Blank served as Vice President of Marketing of SuperMac, a supplier of Macintosh peripherals.

Jack Saltich

      Mr. Saltich has served as a member of the Board since January 31, 2002. Since July 1999, Mr. Saltich has served as the President, Chief Executive Officer and a Director of Three-Five Systems Inc., a technology company specializing in the design, development and manufacturing of custom displays and display systems employing liquid crystal display (LCD) and liquid crystal on silicon (LCoSTM) microdisplay technology. From

April 1996 until August 1999, Mr. Saltich served as Vice-President and General Manager of Advanced Micro Device’s European Center in Dresden Germany, and from 1993 until 1996 he was responsible for establishing AMD’s first 200 mm wafer manufacturing facility. Mr. Saltich received both a B.S. and an M.S. in electrical engineering from the University of Illinois. In 2002, Mr. Saltich was awarded an honorary Ph.D. from the University of Illinois. He also completed all course work towards a Doctorate in electrical engineering at Arizona State University.

Director Serving for a Term Expiring at the 2004 Annual Meeting of Stockholders (Class II Director):

Jonathan Rubinstein

      Mr. Rubinstein has served as a member of the Board since October 1999. Since February 1997, Mr. Rubinstein has served as senior Vice President of Hardware Engineering at Apple Computer, Inc., a personal computer company. From August 1993 to August 1996, Mr. Rubinstein was Executive Vice President and Chief Operating Officer of Fire Power Systems, a developer and manufacturer of Power PC-based computer systems. Mr. Rubinstein received a B.S. and an M.S. in electrical engineering from Cornell University and an M.S. in computer science from Colorado State University.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE

“FOR” THE CLASS III DIRECTOR NOMINEES LISTED HEREIN.

Board of Directors Meetings and Committees

      During the year ended December 31, 2001, the Board held six meetings. Each of the current directors attended at least 75% of the total number of meetings of the Board and meetings held by all committees of the Board on which each such director served during the year. The Board has a standing audit committee, compensation committee, executive committee and nomination/governance committee.

Audit Committee

      The audit committee met four times in 2001. The audit committee reviews with the Company’s independent public accountants the scope and timing of its audit services and any other services that the auditor is asked to perform, the auditor’s report on the Company’s consolidated financial statements following completion of its audit, and the Company’s policies and procedures with respect to internal accounting and financial controls. In addition, the audit committee makes annual recommendations to the Board regarding the appointment of the independent public accountants for the upcoming year. The members of the audit committee are Messrs. Blank, Hodgman and Saltich.

Compensation Committee

      The compensation committee met four times in 2001. The compensation committee reviews and approves the compensation of the Company’s executives and administers the Company’s stock plans. The members of the compensation committee are Messrs. Blank and Rubinstein.

Executive Committee

      The executive committee met four times in 2001. The executive committee exercises certain powers of the Board during intervals between meetings of the Board. The members of the executive committee are Messrs. Rubinstein, Blank and O’Malley.

Nomination/ Governance Committee

      During the fourth quarter of 2001, the Board authorized the formation of a Nomination/ Governance committee. The purpose of this committee is to recommend candidates for Board positions to the Board of Directors for consideration. In addition, this committee will periodically review policies of the Company and the compliance of senior executives of the Company with respect to these policies. This committee did not meet in the year ended December 31, 2001, however it is anticipated that the committee will meet at least two times in 2002. The members of the nomination/ governance committee are Messrs. Blank, Hodgman, O’Malley, Rubinstein and Saltich.

Director Compensation

      No cash compensation was paid to directors in 2001. Under guidelines adopted by the Board in July 2000, each director of the Company is granted an option to purchase 25,000 shares of common stock under the Company’s 1997 Stock Option Plan on the date the director first becomes a member of the Board. In addition, each director who has served for at least eleven months, receives an additional 7,500 share option grant at the first meeting of the Board following each annual meeting of the Company’s stockholders. Subject to continued service to the Company, options granted to directors vest as to 25% of the shares on the first anniversary of their grant date, with the remaining portion vesting as to 2.083% per month thereafter.

      In 2001, the Company granted options to purchase the Company’s common stock to its directors. The options granted to Mr. O’Malley, the Company’s employee director, are described in the Summary Compensation Table. The options granted to Messrs. Blank and Rubinstein, non-employee directors of the Company, are described in the following table.

		Shares Subject	Exercise Price
	Date of Grant	to Option	Per Share

Steven Blank	10/24/01	7,500	$4.91
Jonathan Rubinstein	10/24/01	7,500	$4.91

      During the fourth quarter of 2001, the compensation of the Board was adjusted in order to make it comparable to peer companies. Board member compensation for 2002 is as follows:

1. Board members will receive $2,500 for attending the quarterly board meeting.

2. New Board members will receive options to purchase 40,000 shares of the Company’s common stock, subject to vesting.

3. Board members will receive annual option grants to purchase 10,000 shares of the Company’s common stock, subject to vesting.

EXECUTIVE COMPENSATION AND RELATED INFORMATION

      The following table presents information concerning compensation earned during the years ended December 31, 2001, 2000 and 1999 by each person who served as the Company’s chief executive officer in 2001 and the Company’s four other most highly compensated executive officers in 2001 (collectively, the “Named Executive Officers”). In accordance with the rules of the Securities and Exchange Commission (the “SEC”), the compensation described in this table does not include perquisites and other personal benefits received by these executive officers that do not exceed the lesser of $50,000 or 10% of the total salary and bonus reported for these officers.

Summary Compensation Table

					Long Term Compensation

		Annual Compensation			Restricted		Securities
	Fiscal				Stock		Underlying
Name & Principal Position	Year	Salary($)	Bonus(1)		Awards(2)		Options

Robert O’Malley	2001	$216,593	$150,000	(4)	—		15,000
Chairman and Chief Executive Officer(3)	2000	$42,244	—		—		500,000
	1999	—	—		—		—
Louis Rosenberg, Ph.D.	2001	$190,632	$19,000		—		165,900
Founder and Former President and	2000	$211,439	—		—		7,500
Chief Executive Officer(5)	1999	$179,587	$50,000		—		227,894
Victor Viegas	2001	$153,709	—		—		133,600
President, Chief Operating Officer and	2000	$150,206	$18,750		—		—
Chief Financial Officer(6)	1999	$66,154	$6,250		—		564,900
J. Stuart Mitchell	2001	$168,708	$26,030		—		15,000
Executive Vice President,	2000	$151,287	$114,193		—		100,000
Business Groups(7)	1999	$49,333	$6,250		—		356,660
Rodney Hilton	2001	$185,286	$235,832	(9)	—		130,000
Former President, Immersion Medical, Inc.(8)	2000	$151,879	$20,000		$582,258	(10)	17,280
	1999	$44,000	—		—		—

(1)	Bonuses are reported in the year earned, even if actually paid in a subsequent year.

(2)	All figures in this column represent the value of restricted awards at the date of grant.

(3)	Mr. O’Malley was appointed President and Chief Executive Officer in October 2000. Mr. O’Malley did not earn any compensation from the Company prior to October 2000.

(4)	Represents relocation bonus earned by Mr. O’Malley in 2001 as part of the employment agreement Mr. O’Malley entered into with the Company in October 2000.

(5)	Dr. Rosenberg served as President and Chief Executive Officer of the Company from May 1993 until October 2000. Dr. Rosenberg served as Chairman of the Board until June 22, 2001, at which time he took over the position of Founder. Dr. Rosenberg resigned as Founder on February 11, 2002, and is currently working as a consultant for the Company.

(6)	Mr. Viegas joined the Company in August 1999. Mr. Viegas did not earn any compensation from the Company prior to August 1999.

(7)	Mr. Mitchell joined the Company in August 1999. Mr. Mitchell did not earn any compensation from the Company prior to August 1999.

(8)	Mr. Hilton joined Immersion Medical, a wholly owned subsidiary of the Company, in September 1999, and Mr. Hilton and the Company agreed to terminate his employment as President of Immersion Medical effective April 19, 2002. Mr. Hilton did not earn any compensation from Immersion Medical or the Company prior to September 1999.

(9)	Represents amounts paid to Mr. Hilton in connection with the Company’s integration of Immersion Medical and the subsequent management of its operations.

(10)	Represents 37,565 shares of restricted common stock awarded on September 29, 2000, with a fair market value $15.50 per share on the date of grant. These shares had a value of $282,338 and $253,150 as of December 31, 2000 and 2001, respectively. All 37,565 shares vested on February 13, 2001. As of April 19, 2002, Mr. Hilton had not sold any of these shares.

Option Grants In Fiscal Year Ended December 31, 2001

      The following table presents information with respect to stock options granted during 2001 to the Named Executive Officers.

Stock Option Grants in the Last Fiscal Year

	No. of		Percent of			Potential Realizable Value
	Securities		Total Options			at Assumed Annual Rates
	Underlying		Granted to			of Stock Appreciation for
	Options		Employees	Exercise		Option Term (1)
	Granted		During	Price	Expiration
Name	(#)(2)		Period(%)	($/Share)	Date	5%	10%

Robert O’Malley	15,000	(3)	0.6	$6.23	05/01/11	$58,770	$148,935
Louis Rosenberg, Ph.D.	150,000	(4)	6.38	$6.66	04/26/06	$159,135	$462,538
	15,000	(3)	0.6	$6.23	05/01/11	$58,770	$148,935
	900		—	$3.96	10/12/11	$2,241	$5,680
Victor Viegas	18,600		0.8	$10.50	02/07/11	$122,823	$311,258
	15,000	(3)	0.6	$6.23	05/01/11	$58,770	$148,935
	100,000		4.26	$6.03	06/18/11	$378,953	$961,027
J. Stuart Mitchell	15,000	(3)	0.6	$6.23	05/01/11	$58,770	$148,935
Rodney Hilton	120,000		5.11	$7.50	02/23/11	$566,005	$1,434,368
	10,000	(5)	—	$6.23	05/01/11	$39,180	$99,290

(1)	The potential realizable value represents the hypothetical gains of the options granted based on assumed annual compound stock appreciation rates over the exercise price per share (before taxes). Actual gains, if any, on stock option exercises are dependent on the future performance of the Company’s Common Stock. There can be no assurance that any of the value reflected in this table will be achieved.

(2)	Except as noted in the footnotes below, options granted pursuant to the Company’s 1997 Stock Option Plan generally vest at a rate of 25% of the underlying shares 12 months after the date of grant, and 2.0833% monthly thereafter over the next 36 months, and have a maximum term of ten years measured from the option grant date, subject to earlier termination in the event of the optionee’s cessation of service with the Company.

(3)	Each option vests at a rate of 25% of the underlying shares 6 months after the date of grant, and 4.1667% monthly thereafter over the next 18 months. Each option has a maximum term of ten years measured from the option grant date, subject to earlier termination in the event of the optionee’s cessation of service with the Company. These options were granted as consideration for a corresponding 25% salary reduction for 2001, effective June 4, 2001.

(4)	Dr. Rosenberg’s option to purchase 150,000 shares was cancelled in February 2002, pursuant to the Independent Consultant Services Agreement entered into between Dr. Rosenberg and the Company, dated February 11, 2002.

(5)	Each option vests at a rate of 25% of the underlying shares 6 months after the date of grant, and 4.1667% monthly thereafter over the next 18 months. Each option has a maximum term of ten years measured from the option grant date, subject to earlier termination in the event of the optionee’s cessation of service with the Company. These options were granted as consideration for a corresponding 10% salary reduction for 2001, effective June 4, 2001.

Aggregated Option Exercises in Last Fiscal Year

and Fiscal Year End Option Values

      The following table presents information for the Named Executive Officers concerning option exercises during 2001 and the value of exercisable and unexercisable options held as of December 31, 2001 by these officers:

	Number of Securities		Value Of Unexercised
	Underlying Options at		In-The-Money Options at
	Fiscal Year End		Fiscal Year End ($)(1)

Name	Exercisable	Unexercisable	Exercisable	Unexercisable

Robert O’Malley	150,208	364,792	$2,227	$5,408
Louis Rosenberg, Ph.D	957,421	196,632	$5,400,430	$102,044
Victor Viegas	333,900	364,600	$2,227	$76,308
J. Stuart Mitchell	245,759	225,901	$2,227	$5,408
Rodney Hilton	31,308	161,921	$1,484	$3,606

(1)	Based on the closing price of $6.74 of the Company’s Common Stock as reported on The Nasdaq National Market System at December 31, 2001, the last day of trading of the Company’s Common Stock during fiscal year 2001, less the exercise price payable for such shares.

EMPLOYMENT CONTRACTS AND CHANGE

IN CONTROL ARRANGEMENTS

      On November 5, 2001, the Company entered into an employment agreement with Robert O’Malley, Chairman and Chief Executive Officer of the Company. The agreement provides for a minimum annual base salary of $250,000, as well as eligibility to receive an annual bonus based upon the achievement of certain financial and/or other performance targets established by the Board of Directors. In the event Mr. O’Malley’s employment with the Company is terminated without “cause,” or if Mr. O’Malley terminates his employment for “constructive reason,” Mr. O’Malley shall be entitled to (i) the continuation of his base salary for a period of twelve months, (ii) the continuation of his health, dental and vision benefits for as long as he remains entitled to receive his base salary, and (iii) except with respect to a termination in connection with a change in control, 75% of Mr. O’Malley’s then unvested stock and stock options shall become vested. If Mr. O’Malley is terminated as result of death or disability, 24 months of his unvested stock and stock options shall vest, and in the event of disability, he shall be entitled to his base salary for a period of six months. In the event of a change in control, 75% of Mr. O’Malley’s then unvested stock and stock options shall immediately vest. In the event Mr. O’Malley’s employment is terminated without “cause” or for “constructive reason” during the period three months prior to a change in control, 100% of his then unvested stock and stock options shall vest in full.

      On November 5, 2001, the Company entered into an employment agreement with Victor Viegas, President, Chief Financial Officer and Chief Operating Officer of the Company. The agreement provides for a minimum annual base salary of $200,000, as well as eligibility to receive an annual bonus based upon the achievement of certain financial and/or other performance targets established by the Board of Directors. In the event Mr. Viegas’ employment with the Company is terminated without “cause,” or if Mr. Viegas terminates his employment for “constructive reason,” Mr. Viegas shall be entitled to (i) the continuation of his base salary for a period of twelve months, (ii) the continuation of his health, dental and vision benefits for as long as he remains entitled to receive his base salary, and (iii) except with respect to a termination in connection with a change in control, 75% of Mr. Viegas’ then unvested stock and stock options shall become vested. If Mr. Viegas is terminated as result of death or disability, 24 months of his unvested stock and stock options shall vest, and in the event of disability, he shall be entitled to his base salary for a period of six months. In the event of a change in control, 75% of Mr. Viegas’ then unvested stock and stock options shall immediately vest. In the event Mr. Viegas’ employment is terminated without “cause” or for “constructive reason” during the period three months prior to a change in control, 100% of his then unvested stock and stock options shall vest in full.

      On November 5, 2001, the Company entered into an employment agreement with J. Stuart Mitchell, Executive Vice President of the Company’s Business Groups. The agreement provides for a minimum annual base salary of $200,000, as well as eligibility to receive an annual bonus based upon the achievement of certain financial and/or other performance targets established by the Board of Directors. In the event Mr. Mitchell’s employment with the Company is terminated without “cause,” or if Mr. Mitchell terminates his employment for “constructive reason,” Mr. Mitchell shall be entitled to (i) the continuation of his base salary for a period of six months, (ii) the continuation of his health, dental and vision benefits for as long as he remains entitled to receive his base salary, and (iii) except with respect to a termination in connection with a change in control, an additional 12 months of Mr. Mitchell’s then unvested stock and stock options shall immediately vest. If Mr. Mitchell is terminated as result of death or disability, 12 months of his unvested stock and stock options shall vest, and in the event of disability, he shall be entitled to his base salary for a period of six months. In the event of a change in control, an additional 12 months of Mr. Mitchell’s then unvested stock and stock options shall immediately vest. In the event Mr. Mitchell’s employment is terminated without “cause” or for “constructive reason” during the period three months prior to a change in control, an additional 12 months of his then unvested stock and stock options shall immediately vest.

      On August 29, 2001, the Company entered into a retention agreement with Mr. Rodney Hilton, President of Immersion Medical, Inc. Effective April 19, 2002, Mr. Hilton and the Company agreed to terminate his employment as President of Immersion Medical. Pursuant to the retention agreement, Mr. Hilton was entitled to a bonus payment of $220,000 on January 7, 2002, and is entitled to a bonus payment of $220,000 on January 6, 2003. In addition, the Company will pay him a severance payment equal to twelve months of base salary, plus the balance of the current term expiring on September 28, 2002. Upon his termination effective April 19, 2002, the Company will accelerate the contractual bonus owed to Mr. Hilton on January 6, 2003 of $220,000, and compensate Mr. Hilton his severance payments of $259,890. These amounts, net of applicable taxes, will pay in full any indebtedness and accrued interest Mr. Hilton owes the Company. Pursuant to the terms of the retention agreement the Company may elect to offset any amounts owed to Mr. Hilton against any indebtedness Mr. Hilton owes the Company. On August 29, 2001, the Company loaned Mr. Hilton $420,000 due on January 6, 2003 at 4% interest per annum. In March 2002, pursuant to the terms of Mr. Hilton’s retention agreement, the Company applied the net of tax amount of $138,451 from Mr. Hilton’s January 7, 2002 bonus against the principal loan balance. As of April 19, 2002, the Company earned $10,436, of interest under this indebtedness. Pursuant to Mr. Hilton’s stock option agreements, all unvested options were cancelled upon his termination from the Company, except 8,384 shares granted to Mr. Hilton during his term as a member of the board of directors of Immersion Medical prior to the merger. These shares will continue to vest for a period of up two years after his date of termination.

      On February 11, 2002, Dr. Rosenberg entered into an Independent Consultant Services Agreement and ceased to be an employee of the Company. Pursuant to the terms of the Independent Consultant Services Agreement, Dr. Rosenberg will be paid $110 per hour for consulting services to the Company for a period of eighteen months based on average of 20 hours per week. Certain options previously granted to Dr. Rosenberg in 2001 accelerated in vesting, while 154,688 share options were cancelled as part of this Agreement. As of April 16, 2002, Dr. Rosenberg currently has 560,765 vested exercisable share options.

      The Company’s 1994 stock option plan provides that, in the event of a change in control, the Board may either arrange with the acquiring corporation that outstanding options be assumed or that equivalent options be substituted by the acquiring corporation; or provide that any unexercisable or unvested portions of the outstanding options shall be immediately exercisable and vested in full. The options terminate if they are not assumed, substituted or exercised prior to a change of control.

AUDIT COMMITTEE REPORT

      Under the guidance of a written charter adopted by the Board of Directors, the purpose of the Audit Committee is to monitor the integrity of the financial statements of the Company, oversee the independence of the Company’s independent public accountants, and recommend to the Board the selection of the independent public accountants. During fiscal 2001, the Audit Committee met four times, and discussed the interim financial information contained in each quarterly earnings announcement with the President and Chief Financial Officer and the Vice President of Finance and Controller and the Company’s independent public accountants prior to the public release of such information. Each member of the Audit Committee meets the independence requirements of Nasdaq. A copy of the charter is included as Appendix A to this Proxy Statement.

      Management has the primary responsibility for the system of internal controls and the financial reporting process. The independent public accountants have the responsibility to express an opinion on the financial statements based on an audit conducted in accordance with generally accepted auditing standards. The Audit Committee has the responsibility to monitor and oversee these processes.

      In this context and in connection with the audited financial statements contained in the Company’s Annual Report on Form 10-K, the Audit Committee:

•	reviewed and discussed the audited financial statements with the Company’s management;

•	discussed with Deloitte & Touche LLP, the Company’s independent public accountants, the matters required to be discussed under Statement of Auditing Standards No. 61, Communication with Audit Committees, as amended;

•	reviewed the written disclosures and the letter from Deloitte & Touche LLP required by the Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and has discussed with the auditors, the independent public accountants’ independence, and concluded that the nonaudit services performed by Deloitte & Touche LLP are compatible with maintaining its independence;

•	based on the foregoing reviews and discussions, recommended to the Board of Directors that the audited financial statements be included in the Company’s 2001 Annual Report on Form 10-K for the fiscal year ended December 31, 2001 filed with the Securities and Exchange Commission; and

•	instructed the independent public accountants that the Committee expects to be advised if there are any subjects that require special attention.

AUDIT COMMITTEE

John Hodgman
Jack Saltich
Steven Blank

RELATIONSHIP WITH INDEPENDENT ACCOUNTANTS

      Deloitte & Touche LLP has been the independent accounting firm that audits the financial statements of the Company since 1997. In accordance with standing policy, Deloitte & Touche LLP periodically changes the personnel who work on the audit. The Company has no current consulting agreements with Deloitte and Touche.

Principal Accounting Firm Fees

      Aggregate fees billed to the Company for the fiscal year ended December 31, 2001 by the Company’s principal accounting firm, Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates:

Audit Fees	$0.23 million
Financial Information Systems Design and Implementation Fees	$0
All Other Fees	$0.13 million(1)(2)

(1)	Includes fees for tax preparation, tax compliance, tax consulting and other non-audit services.

(2)	The Audit Committee has considered and determined that then provision of these services is compatible with maintaining the principal accountant’s independence.

COMPENSATION COMMITTEE REPORT

      This Compensation Committee Report describes the compensation policies and rationale applied to the compensation paid to the Company’s executive officers for the fiscal year ended December 31, 2001. The compensation committee has the authority to administer the Company’s stock option plans, establish the level of base salary payable to the Chief Executive Officer (“CEO”) and the other executive officers of the Company and the responsibility of approving the bonus program to be in effect for the CEO and the other executive officers.

      General Compensation Policy. The Committee’s fundamental compensation policy is to align compensation with business objectives and performance, and to enable the Company to attract, retain and reward executive officers whose contributions are necessary for the long term success of the Company. Accordingly, each executive officer’s compensation package consists of: (i) base salary; (ii) annual cash bonus and (iii) long-term stock-based incentive awards. Executive bonuses for 2002 have been approved by the Compensation Committee and are based upon the Company achieving profitability in 2002.

      Base Salary. The base salary for each executive officer is set on the basis of personal performance, taking into account the average salary levels in effect for comparable positions with companies having total revenues similar to the Company’s. Each individual’s base pay is positioned relative to the total compensation package, including cash bonus incentives and long-term stock-based incentives.

      Cash Bonuses. An executive officer of the Company was guaranteed quarterly bonuses in accordance with the terms of his offer letter and his employment agreement with the Company. That guaranteed bonus was in effect for one year or less. In addition, certain of the Company’s executive officers are eligible for annual bonuses based on the achievement of both corporate and functional objectives, including sales targets and patent issuances. Effective as of January 2002, the Company has adopted a revised annual cash bonus program applicable to all of the Company’s executive officers that provides for the payment of bonuses based upon the Company meeting certain revenue and profit objectives.

      Long-term Incentive Compensation. During the fiscal year ended December 31, 2001, the Committee made discretionary option grants to all of the executive officers of the Company under the Company’s 1997 Stock Option Plan based on each officer’s personal performance. Option grants were generally made at varying times and in varying amounts in the discretion of the Committee. Typically, the size of each grant was set at a level that is deemed appropriate to create a meaningful opportunity for stock ownership based upon the individual’s position with the Company, the individual’s potential for future responsibility and promotion, the individual’s performance in the recent period and the number of unvested options held by the individual at the time of the new grant. The relative weight given to each of these factors varied from individual to individual.

      Options generally vest over four years. Thus, the vesting of each option is contingent upon the executive officer’s continued employment with the Company. Accordingly, the options provided compensation to the executive officer only if he remained in the Company’s employ, and then only if the market price of the Company’s Common Stock appreciated over the option term.

      An option grant on May 1, 2001, of 431,000 shares of common stock of the Company was made to the Company’s employees and vests over a two-year period. This grant was approved by the Board and subsequently granted based upon the Company wide salary reduction plan put into effect during the second quarter of 2001.

      CEO Compensation. On October 22, 2000, Mr. Robert O’Malley was hired as President and Chief Executive Officer of the Company. An offer letter relating to his hiring governed Mr. O’Malley’s fiscal year 2000 compensation. In approving Mr. O’Malley’s compensation, the Committee focused on the importance of hiring a President and Chief Executive Officer with an outstanding business and leadership record. The final determination of his compensation was made primarily on the basis of Mr. O’Malley’s qualifications for the position. For 2001, Mr. O’Malley received a base salary of $250,000 and a one-time relocation bonus of $150,000, offset by the 25% senior executive salary reduction program the Company incurred in the second quarter of 2001. On November 5, 2001, Mr. O’Malley signed an Employment Agreement with the Company, that entitles Mr. O’Malley to receive a base salary of $250,000 per year, plus an annual incentive based upon the Company’s annual variable compensation plan based upon the Company exceeding certain financial targets. The terms of Mr. O’Malley’s employment agreement are further described in the section entitled “Employment Contracts and Change In Control Arrangements.” This employment agreement is consistent with agreements in similar companies and with peer executives at Immersion.

COMPENSATION COMMITTEE

Steven Blank
Jonathan Rubinstein

COMPENSATION COMMITTEE INTERLOCKS

AND INSIDER PARTICIPATION

      Neither of these individuals serving on the Compensation Committee was at any time during fiscal year 2001, or at any other time, an officer or employee of the Company. No executive officer of the Company serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Board or the Compensation Committee.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      Except as described elsewhere in this Proxy Statement, including in “Executive Compensation and Related Information” above, or in “Other Transactions” below, since January 1, 2001, there has not been, nor is there currently proposed, any transaction or series of similar transactions to which the Company is or was a party in which the amount involved exceeds $60,000 and in which any of its directors, executive officers or holders of more than 5% of the Company’s capital stock had or will have a direct or indirect material interest.

Other Transactions

Promissory Note

      On August 29, 2001, the Company loaned Mr. Rodney Hilton, President of Immersion Medical, Inc., $420,000 at 4% interest per annum, compounded quarterly, payable on January 6, 2003. In March 2002, pursuant to the terms of Mr. Hilton’s retention agreement, the Company applied the net of tax amount of $138,451 from Mr. Hilton’s January 7, 2002 bonus against the principal loan balance. Upon the termination of Mr. Hilton’s employment as President of Immersion Medical, the Company applied any amounts, net of applicable taxes, owed to Mr. Hilton pursuant to his August 29, 2001 retention agreement against the principal and accrued interest balance on the note. As of April 19, 2002, the promissory note was paid in full.

Logitech Agreements

      Logitech formerly held more than 5% of the Company’s capital stock. Logitech is a licensee that accounts for a large portion of the Company’s licensing and consulting services revenue. In 2001, the Company recorded revenue of approximately $2.7 million from Logitech. In October 1996, the Company entered into a royalty-based license agreement and a technology product development agreement with Logitech. The license agreement grants Logitech a worldwide, irrevocable, non-exclusive license under the Company’s patents for touch-enabled gaming products. Pursuant to the technology product development agreement, the Company provided Logitech consulting services with respect to the development of a touch-enabled joystick. In October 2001, the Company and Logitech amended this technology license agreement. Pursuant to the terms of this amended agreement Logitech is required to pay the Company certain royalties on sales of royalty bearing products.

      In April 1998, the Company entered into a royalty-based license agreement and a technology product development agreement with Logitech. Pursuant to the technology product development agreement, the Company provided Logitech consulting services with respect to the development of a touch-enabled mouse. Under the development agreement, the Company also agreed that it would not enable a third-party to ship a similar touch-enabled mouse product until October 23, 1999. Pursuant to the license agreement, the Company granted Logitech an irrevocable, non-exclusive, worldwide license to technology incorporated by Logitech into a touch-enabled mouse product.

      The Company signed a co-marketing agreement with Logitech in November 1999 in which the Company agreed to assist Logitech with the launch and promotion of its touch-enabled mice. Under the terms of the agreement, for a period of five calendar quarters, beginning in the first calendar quarter of 2000, the Company will reimburse Logitech for certain marketing related expenses not to exceed $200,000 per quarter. Only third-party marketing services that are targeted at promoting Logitech’s touch-enabled mice are eligible for reimbursement. In addition, all promotional activities will have to be approved by the Company in advance. In order to remain eligible for reimbursement, Logitech will have to include the Company’s brand and slogan on all its marketing materials that reference touch-enabled functionality or products, and commit to other conditions regarding its touch-enabled mice. The Company’s obligations under the co-marketing agreement have been fulfilled.

MicroScribe Agreements

      On July 1, 1997, the Company formed MicroScribe LLC (“MicroScribe”), a privately held limited liability company with two types of outstanding membership interests — class 1 membership interests and class 2 membership interests.

      In July 1997, the Company entered into an exchange agreement, a patent license agreement and an intellectual property license agreement with MicroScribe. Pursuant to the exchange agreement and the patent license agreement, the Company assigned its patents and associated intellectual property relating to three-dimensional digitizing products and the Pin-Point arm, a medical device used for image-guided biopsies whose design is based on the Company’s three-dimensional digitizing product, to MicroScribe in exchange for a worldwide, royalty-free, exclusive, irrevocable license and all of the class 1 membership interests and class 2 membership interests in MicroScribe. The Company retained the class 1 membership interest and distributed the class 2 membership interests to the stockholders of the Company at the time of the exchange agreement, on a pro rata basis, including:

Percentage Interest
Name of Beneficial Holder	Owned in Microscribe

Louis Rosenberg, Ph.D.	25.9%

      There are no membership interests in MicroScribe other than the class 1 and class 2 membership interests. MicroScribe has not issued any additional membership interests other than the initial issuance of the class 1 and class 2 membership interests to the Company. Accordingly, stockholders who have acquired shares of the Company after the one-time distribution do not own any membership interests in MicroScribe. The following table presents information regarding the percentage interest in MicroScribe of each director, officer and 5% stockholder who has an interest in MicroScribe and each member of the immediate family of such director, officer and 5% stockholder of the Company.

Percentage Interest
Name of Beneficial Holder	Owned in Microscribe

DIRECTOR AND 2001 EXECUTIVE OFFICERS
Steven Blank	1.0%
Louis Rosenberg, PhD	25.9%

IMMEDIATE FAMILY OF 5% STOCKHOLDER, DIRECTOR AND OFFICER
Max and Helen Johnston	0.4%
Arthur and Marilynn Rosenberg	0.8%
Arthur Rosenberg	0.3%
Marilynn Rosenberg	0.2%

      MicroScribe’s sole business is the licensing of its patents and associated intellectual property to the Company. Distributable cash from its licensing activities is distributed 99% to the class 2 members and 1% to the Company, as the sole class 1 member. Pursuant to the terms of the license agreement, MicroScribe granted the Company rights to use intellectual property of MicroScribe for the development and distribution of three-dimensional digitizing products. Under the intellectual property license agreement, the Company pays MicroScribe a formula-based royalty that varies between 5% and 10% of the net receipts the Company receives from selling products incorporating MicroScribe technology. Based upon the formula-based royalty with MicroScribe, the Company recorded an expense of $132,000 in 1999, $117,000 in 2000 and $167,000 in 2001. The agreement, which has a term of ten years and is scheduled to expire in 2007, also provides that beginning in 2002 the royalty rate will be set at 10% for the remainder of the license term. Products for which the Company currently pays MicroScribe a royalty include the Company’s MicroScribe-3D digitizing product and the Pin-Point arm, a medical device used for image-guided biopsies whose design is based upon the MicroScribe-3D. The agreement also requires MicroScribe to indemnify the Company against claims that the technology it has delivered to us infringes a third party’s intellectual property rights.

Cybernet Agreements.

      In March 1999, the Company acquired patents and in-process technology from Cybernet Systems Corporation in exchange for 1,291,200 shares of the Company’s common stock. In addition, the Company entered into a consulting services agreement with Cybernet, under which the Company issued Cybernet a warrant to purchase 322,800 shares of Common Stock at an exercise price of $3.66 and agreed to pay Cybernet $300,000. The Company paid $150,000 of this amount in March 1999 and $75,000 of this amount in January 2000. The Company paid the remaining $75,000 to Cybernet in January 2001. In connection with this acquisition and consulting arrangement, the Company agreed to provide Cybernet with registration rights with respect to their common stock and the common stock issuable upon exercise of this warrant. As a result of these transactions, Cybernet is a holder of more than 5% of the Company’s capital stock.

There Agreements.

      In October 1999, the Company entered into a marketing agreement with There. In addition, in April 2000, the Company purchased 540,540 shares of Series D Preferred Stock of There for approximately $1.0 million. Mr. Blank, a member of the Board, serves as a director and is a minority shareholder of There. Pursuant to the marketing agreement, There has agreed to promote the Company’s Touch-enabling technologies and its licensees’ touch-enabled products. The Company also has agreed to promote There’s services through a number of means, including providing There up to $300,000 for its advertising and marketing programs. In February 2001, the Company and There amended the marketing agreement. The amendment reduced by $100,000 the amount that the Company will make available to There for its advertising and marketing programs, and further specified how the Company’s touch-enabling technologies will be incorporated into There’s products.

Indemnification.

      In addition to indemnification provisions in the Company’s bylaws, the Company has entered into agreements to indemnify its directors and executive officers. These agreements provide for indemnification of the Company’s directors and executive officers for some types of expenses, including attorney’s fees, judgments, fines and settlement amounts incurred by persons in any action or proceeding, including any action by or in the right of the Company, arising out of their services as the Company’s director or executive officer. We believe that these provisions and agreements are necessary to attract and retain qualified persons as directors and executive officers.

STOCK PERFORMANCE GRAPH

      The graph set forth below compares the cumulative total stockholder return on the Company’s Common Stock between November 12, 1999 (the date the Company’s Common Stock commenced public trading) and December 31, 2001, with the cumulative total return of (i) the Nasdaq Stock Market Total Return Index (U.S. Companies) (the “Nasdaq Stock Market-U.S. Index”) and (ii) the JP Morgan H&Q Technology Index, over the same period. This graph assumes the investment of $100.00 on November 12, 1999, in the Company’s Common Stock, The NASDAQ Stock Market-U.S. Index and the JP Morgan H&Q Technology Index, and assumes the reinvestment of dividends, if any.

      The comparisons shown in the graph below are based upon historical data and the Company cautions that the stock price performance shown in the graph below is not indicative of, nor intended to forecast, the potential future performance of the Company’s Common Stock. Information used in the graph was obtained from a source believed to be reliable, but the Company is not responsible for any errors or omissions in such information.

COMPARISON OF 25 MONTH CUMULATIVE TOTAL RETURN*

AMONG IMMERSION CORPORATION,
THE NASDAQ STOCK MARKET-U.S. INDEX
AND THE JP MORGAN H&Q TECHNOLOGY INDEX

Cumulative Total Return	11/12/99	12/99	3/00	6/00	9/00	12/00	3/01	6/01	9/01	12/01

IMMERSION CORPORATION	100.00	206.04	322.15	161.07	83.22	40.35	30.54	37.58	16.64	36.18
NASDAQ STOCK MARKET-U.S. INDEX	100.00	126.13	141.60	123.12	113.30	75.87	56.63	66.75	46.31	60.20
JP MORGAN H&Q TECHNOLOGY INDEX	100.00	129.28	145.84	130.99	128.61	83.58	58.44	65.15	42.67	57.77

*	$100 invested on 11/12/99 in stock or index — including reinvestment of dividends. Fiscal year ending December 31.

      The Company effected its initial public offering on November 11, 1999 at a per share price of $12.00. The graph above, however, commences with the closing price of $18.625 per share on November 12, 1999; the date the Company’s Common Stock commenced public trading.

      Notwithstanding anything to the contrary set forth in any of the Company’s previous or future filings under the Securities Act of 1933, as amended, or the Securities exchange Act of 1934, as amended, that might incorporate this Proxy Statement or future filings made by the Company under those statutes, the Audit Committee Report, the Compensation Committee Report and Stock Performance Graph are not deemed filed with the Securities and Exchange Commission and shall not be deemed incorporated by reference into any of those prior filings or into any future filings made by the Company under those statutes.

PROPOSAL NO. 2

RATIFICATION OF INDEPENDENT ACCOUNTANTS

      The Company is asking the stockholders to ratify the appointment of Deloitte & Touche LLP as the Company’s independent accountants for the fiscal year ending December 31, 2002. In the event the stockholders fail to ratify the appointment, the Board of Directors will reconsider its selection. Even if the appointment is ratified, the Board of Directors, in its discretion, may direct the appointment of a different independent accounting firm at any time during the year if the Board of Directors feels that such a change would be in the Company’s and its stockholders’ best interests. Deloitte & Touche LLP has audited the Company’s financial statements since 1997. Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

      The Audit Committee considered whether the non-audit services rendered by Deloitte & Touche LLP were compatible with maintaining Deloitte & Touche LLP’s independence as auditor of the Company’s financial statements.

THE BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED AND RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” PROPOSAL 2.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      The members of the Board of Directors, the executive officers of the Company and persons who hold more than 10% of the Company’s outstanding Common Stock are subject to the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934, as amended, which require them to file reports with respect to their ownership of the Company’s Common Stock and their transactions in such Common Stock. Based upon (i) the copies of Section 16(a) reports that the Company received from such persons for their fiscal year 2001 transactions in the Common Stock and their Common Stock holdings and (ii) the written representations received from one or more of such persons, the Company believes that all reporting requirements under Section 16(a) for fiscal year 2001 were met in a timely manner by its executive officers, Board members and greater than 10% stockholders.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL

OWNERS AND MANAGEMENT

      The following table sets forth as of March 14, 2002, certain information with respect to shares beneficially owned by (i) each person who is known by the Company to be the beneficial owner of more than 5% of the Company’s outstanding shares of Common Stock, (ii) each of the Company’s directors, and the executive officers named in the Summary Compensation Table and (iii) all current directors and executive officers as a group. Beneficial ownership has been determined in accordance with Rule 13d-3 under the Exchange Act. Under this rule, certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire shares (for example, upon exercise of an option or warrant) within 60 days of the date as of which the information is provided; in computing the percentage ownership of any person, the amount of shares is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of such acquisition rights. As a result, the percentage of outstanding shares of any person as shown in the following table does not necessarily reflect the person’s actual voting power at any particular date.

		Shares
		Subject to
	Amount and	Options
	Nature of	Included in
	Beneficial	Beneficial	Percent of
Beneficial Owner	Ownership(1)(2)	Ownership(3)	Class(4)

Jundt Associates, Inc.(5)	2,532,000	—	12.8
1550 Utica Avenue South, Suite 950 Minneapolis, Minnesota 55416
Mazama Capital Management Inc.(6)	2,464,350	—	12.5
One SW Columbia, Suite 1860 Portland, Oregon 97258
Cybernet Systems Corporation(7)	1,116,110	311,502	5.6
727 Airport Boulevard Ann Arbor, Michigan 48108-1639
Executive Officer and Directors
Robert O’Malley	208,999	195,000	1.1
J. Stuart Mitchell	293,106	286,939	1.5
Louis Rosenberg(8)	1,876,874	635,734	9.5
Victor Viegas	405,885	400,518	2.1
Rodney Hilton	123,237	85,672	*
Steven Blank	162,929	67,195	*
Jonathan Rubinstein	68,731	56,661	*
All executive officers and directors as a group (9 persons)	3,139,761	1,727,719	15.9

*	Less than 1% of the outstanding shares of Common Stock.

(1)	Except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock. To the Company’s knowledge, the entities named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them. Except as otherwise indicated, the address of each of the persons in this table is as follows: c/o Immersion Corporation, 801 Fox Lane, San Jose, California 95131.

(2)	The number of shares of Common Stock deemed outstanding includes shares issuable pursuant to stock options that may be exercised within 60 days after March 14, 2002 held by the person whose percentage of outstanding stock is calculated.

(3)	Only shares subject to option and exercisable within 60 days are included for purposes of determining beneficial ownership.

(4)	Based on 19,800,124 shares of Common Stock deemed outstanding as of March 14, 2002.

(5)	Based solely on information reported on Schedule 13G filed by Jundt Associates, Inc. with the Securities and Exchange Commission on January 29, 2002.

(6)	Based solely on information reported on Schedule 13G filed by Mazama Capital Management Inc. with the Securities and Exchange Commission on December 6, 2001.

(7)	Based solely on information reported on Schedule 13G filed by Cybernet Systems Corporation with the Securities and Exchange Commission on February 18, 2002.

(8)	Represents shares of the Company’s Common Stock beneficially owned by Dr. Rosenberg as of April 10, 2002, as reported to the Company by Dr. Rosenberg. Includes 6,600 shares held of record by Mr. Rosenberg’s wife and trust for minor child and 750,000 shares held of record by the Rosenberg Revocable Trust, a family trust in which Dr. Rosenberg is the trustee.

STOCKHOLDER PROPOSALS FOR 2003 ANNUAL MEETING

      Stockholders who intend to have a proposal considered for inclusion in the Company’s proxy materials for presentation at the 2003 Annual Meeting of Stockholders or who intend to present a proposal without inclusion of such proposal in the Company’s proxy materials must submit the proposal to the Company no later than December 31, 2002. The Company reserves the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

      It is important that your stock be represented at the meeting, regardless of the number of shares that you hold. You are, therefore, urged to execute and return, at your earliest convenience, the accompanying Proxy Card in the enclosed envelope.

OTHER MATTERS

      The Board knows of no other matters to be presented for stockholder action at the Annual Meeting. However, if other matters do properly come before the Annual Meeting or any adjournments or postponements thereof, the Board intends that the persons named in the proxies will vote upon such matters in accordance with their best judgment.

BY ORDER OF THE BOARD OF DIRECTORS,

ROBERT O’MALLEY
Chairman and Chief Executive Officer

San Jose, California

April 26, 2002

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. YOU MAY REVOKE YOUR PROXY AT ANY TIME PRIOR TO THE ANNUAL MEETING. IF YOU DECIDE TO ATTEND THE ANNUAL MEETING AND WISH TO CHANGE YOUR PROXY VOTE, YOU MAY DO SO AUTOMATICALLY BY VOTING IN PERSON AT THE MEETING.

THANK YOU FOR YOUR ATTENTION TO THIS MATTER. YOUR PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE ANNUAL MEETING.

APPENDIX A

AUDIT COMMITTEE CHARTER

Adopted By The Board Of Directors Of
IMMERSION CORPORATION

A.     Membership

      The Audit Committee shall be composed of no less than three “independent” Directors, as selected by the Board of Directors, each of whom is able to read and understand fundamental financial statements, including a company’s balance sheet, income statement, and cash flow statement or will become able to do so within a reasonable period of time after his or her appointment to the audit committee, including at least one member who has past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual’s financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities. Such members will be elected and serve at the pleasure of the Board. Each member shall be free of any relationship that, in the opinion of the Board, would interfere with his/her individual exercise of independent judgment, and shall meet the director independence requirements for serving on audit committees as set forth in the corporate governance standards of the NASDAQ. The Board shall appoint one member of the Audit Committee as Chairperson. He or she shall be responsible for leadership of the Committee, including preparing the agenda, presiding over the meetings, making committee assignments and reporting to the Board of Directors. The Chief Financial Officer and Vice President, Controller will help plan and facilitate the Committee meetings. The Committee shall have the authority to retain the services of outside counsel, experts, and other advisors as it deems appropriate to assist in the full performance of its functions.

B.     Purpose

      The purpose of the Audit Committee of the Board of Directors established pursuant to this charter will be to make such examinations as are necessary to monitor the corporate financial reporting and the internal and external audits of the Company and its subsidiaries, to provide to the Board of directors the results of its examinations and recommendations derived therefrom, to outline to the Board improvements made, or to be made, in internal accounting controls, to nominate independent public accountants, and to provide the Board such additional information and materials as it may deem necessary to make the Board aware of significant financial matters which require board attention. The Audit Committee does not itself prepare financial statements or perform audits, and its members are not auditors or certifiers of the Company’s financial statements. This charter shall be reviewed, updated and approved annually by the Board of Directors.

      The Committee’s primary purpose, with the responsibilities and powers set forth in this Charter, is truly one of oversight. The Company’s management is responsible for preparing the Company’s financial statements. The Company’s independent public accountants are responsible for auditing the Company’s financial statements. The activities of the Committee are in no way designed to supersede or alter these traditional responsibilities. The Committee’s role does not provide any special assurances about the Company’s financial statements, nor does it involve a professional evaluation of the quality of the audits performed by the independent accountants. Nor is it the duty of the Audit Committee to conduct investigations, to resolve disagreements, if any, between management and the independent public independent public accountant or to ensure compliance with laws and regulations, and legal and ethics conduct programs.

C.     Meetings

      The Committee will meet with the Chairman, President and CFO of the Company at least quarterly to review the financial affairs of the Company. The Audit Committee will meet with the independent public independent public accountant of the Company prior to and upon the completion of the annual audit, and at such other times as it deems appropriate, to review the independent public accountants’s examination and management report. The Audit Committee meetings may be held in conjunction with Board meetings, and may precede or follow each Board meeting. The Committee members, Board Chairman or President of the Company shall have the power to call special meetings as required.

Functions and Responsibilities of the Audit Committee

      The primary function of the Committee is to assist the Board of Directors in fulfilling its financial oversight responsibilities by reviewing and reporting to the Board upon (i) the financial reports and other financial information provided by the Company to any governmental body or to the public, (ii) the Company’s systems of internal and external controls regarding finance, accounting, legal compliance and ethics that management and the Board have established and (iii) the Company’s auditing, accounting and financial reporting processes in general. Consistent with this function, the Committee should encourage continuous improvement of, and should foster adherence to, the Company’s financial policies, procedures and practices at all levels. In carrying out its responsibilities, the policies and procedures of the Committee should remain flexible, in order to best react to changing conditions and circumstances. The Committee should take the appropriate actions to set the overall corporate “tone” for quality financial reporting, sound business risk practices, and ethical behavior. The Committee’s primary duties and responsibilities are to:

•	Serve as an independent and objective party to monitor the Company’s financial reporting process and internal control systems.

•	Review and appraise the audit efforts and independence of the Company’s auditors.

•	Provide an open avenue of communication among the independent public accountants, financial and senior management, and the Board.

•	Review compliance with codes of ethics or conduct and the procedures to monitor such compliance.

      The Committee will primarily fulfill these responsibilities, and others as may be prescribed by the Board from time to time, by carrying out the activities enumerated below.

1. The Committee shall recommend to the Board of Directors, and evaluate, the firm of independent certified public accountants to be appointed as auditors of the Company. The Committee shall have a clear understanding with management and the independent public accountants that the independent public accountants are ultimately accountable to the Board of Directors and the Audit Committee, as representatives of the Company’s stockholders.

2. The Committee shall have the ultimate authority and responsibility to evaluate and, where appropriate, replace the independent public accountants. The Committee shall review and discuss with the independent public accountants the overall scope and procedures for their audits, including the adequacy of their staffing and compensation. Annually, the Committee shall review and recommend to the Board of Directors the selection of the Company’s independent public accountants, subject to the approval of the Company’s stockholders, and whether it is appropriate to adopt a policy of rotating independent public accountants on a regular basis.

3. The Committee shall discuss with management and the independent public accountants the adequacy and effectiveness of the accounting and financial controls, including the Company’s system to monitor and manage business risk, and legal and ethics compliance programs. The Committee shall meet separately with the independent public accountants, with and without management present, to discuss the results of the auditors’ examinations, including the Company’s internal controls and the fullness and accuracy of the Company’s financial statements.

4. The Committee shall discuss the auditors’ independence from management and the Company with the auditors. The Committee shall obtain from the independent public accountants a formal written statement delineating all relationships between the auditor and the Company. The Committee shall discuss with the independent public accountants any disclosed relationships or services that may impact the auditor’s objectivity and independence.

5. The Committee shall approve the retention of the independent public accountants for any non-audit services and the fees for such services.

6. The Committee shall review and discuss with management and the independent public accountants (i) any material financial or non-financial arrangements of the Company which do not appear on the financial statements of the Company, and (ii) any transactions or courses of dealing with parties related to the Company which are significant in size or involve terms or other aspects that differ from those that would likely be negotiated with independent parties, and which arrangements or transactions are relevant to an understanding of the Company’s financial statements.

7. The Committee shall review and discuss with management and the outside auditors the accounting policies which may be viewed as critical, and review and discuss any significant changes in accounting policies of the Company and accounting and financial reporting proposals that may have a significant impact on the Company’s financial reports.

8. The Committee shall discuss with a representative of management and the independent public accountants: (a) the interim financial information contained in the Company’s quarterly report on Form 10-Q prior to its filing, (b) the earnings announcement prior to its release (if practicable), and (c) the results of the review of such information by the auditors. These discussions may be held with the Committee as a whole or with the Committee chair in person or by telephone.

9. The Committee shall review with management and the independent public accountants the financial statements to be included in the Company’s Annual Report on Form 10-K (or the annual report to shareholders if distributed prior to the filing of Form 10-K), including their judgment about the quality, not just acceptability, of accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements. Also, the Committee shall discuss the results of the annual audit and any other matters required to be communicated to the Committee by the independent public accountants under generally accepted auditing standards.

10. The Committee shall prepare the report required by the rules of the Securities and Exchange Commission to be included in the Company’s annual proxy statement.

11. The Committee shall discuss with the Company’s General Counsel any significant legal matters that may have a material effect on the financial statements and the Company’s compliance policies, including material notices to or inquiries received from governmental agencies.

12. The Committee shall review alleged fraudulent actions or violations of law reported by internal compliance programs or, under the terms of the Private Securities Litigation Reform Act of 1995, by independent public accountants. The Committee shall review management’s conflict of interest’ transactions.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF IMMERSION CORPORATION IN CONJUNCTION WITH THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 4, 2002

     The undersigned stockholder of IMMERSION CORPORATION, a Delaware corporation (the “Company”), hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated April, 26 2002, and hereby appoints Robert O’Malley and Victor Viegas, or either of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Annual Meeting of Stockholders of IMMERSION CORPORATION to be held on Tuesday, June 4, 2002, at 9:30 a.m., local time, at the Silicon Valley Convention Center, 2161 North First Street, San Jose, California 95131, and for any adjournment or adjournments thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth below. Under Delaware law and the Company’s By-laws, no business shall be transacted at an annual meeting other than the matters stated in the accompanying Notice of Meeting, which matters are set forth below. However, should any other matter or matters properly come before the Annual Meeting, or any adjournment or adjournments thereof, it is the intention of the proxy holders named above to vote the shares they represent upon such other matter or matters in their discretion.

THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR APPROVAL OF THE PROPOSALS TO ELECT TWO DIRECTORS AND FOR PROPOSAL 2 AND IN THE DISCRETION OF THE PROXIES UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1 AND 2.

1.	Proposal to elect as directors John Hodgman and Robert O’Malley to serve for a three-year term as Class III directors.

For All Nominees	Withhold From All Nominees

_______________________________ For all nominees except as noted above

2.	Proposal to ratify the appointment of Deloitte & Touche LLP as the Company’s independent public accountants for the year ending December 31, 2002.

For	Against	Abstain

(This Proxy should be marked, dated and signed by the stockholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, all such stockholders should sign.)

Signature(s):
Dated:__________________________, 2002 (Be sure to date Proxy.)

     Please mark, sign, date and return the proxy card promptly, using the enclosed return-addressed and postage-paid envelope.